CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 26, 1994, included in the NICOR Inc. Annual Report on Form 10-K for the year ended December 31, 1993.




                                          ARTHUR ANDERSEN LLP
                                          Arthur Andersen LLP

Chicago, Illinois
December 14, 1994